EXHIBIT 99.1

AAR expects to receive $57.2 million from U.S. Treasury under Air Carrier Worker Support portion of CARES Act

Wood Dale, Illinois — AAR (NYSE: AIR), a leading provider of aviation services to commercial and government operators worldwide, today announced that certain of its subsidiaries expect to receive $57.2 million from the U.S. Treasury Department through the Payroll Support Program under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The funds are expected to consist of a $48.5 million grant and an $8.7 million loan, and will be used exclusively to pay salaries, wages and benefits of employees in AAR’s U.S. airframe and landing gear maintenance, repair and overhaul (MRO) operations.

“We thank Congress and the Administration for passing legislation that recognizes the essential service that our MRO team provides to the aviation industry. We are also grateful to our employees for their tireless support of our airline customers,” said John M. Holmes, President and Chief Executive Officer of AAR. “We appreciate the Treasury Department’s collaborative approach to identifying the AAR businesses that are eligible for assistance under the Payroll Support Program and are grateful to be able to keep the current workforce of these businesses in place.”

The loan portion of the funding is a ten-year, low-interest note that may be prepaid at any time at par. AAR will not issue warrants or other equity or equity-like securities in conjunction with the program.

The program requires AAR to refrain from involuntary furloughs, layoffs and reductions in employee pay rates and benefits at our U.S. airframe and landing gear MRO operations from the date of signing until September 30, 2020. Additionally, the program obligates AAR to eliminate dividends and share repurchases until September 30, 2021 and to limit executive compensation until March 24, 2022.

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About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through two operating segments: Aviation Services and Expeditionary Services. AAR’s Aviation Services include Parts Supply; OEM Solutions; Integrated Solutions; and Maintenance, Repair and Overhaul (MRO) Services. AAR’s Expeditionary Services include Mobility Systems and Composites Manufacturing operations. Additional information can be found at www.aarcorp.com.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be identified because they contain words such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘likely,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would,’’ or similar expressions and the negatives of those terms. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including those factors discussed under Item 1A, entitled “Risk Factors”, included in the Company’s Form 10-K for the fiscal year ended May 31, 2019 and the Company’s Form 10-Q for the fiscal quarter ended February 29, 2020. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. For additional information, see the comments included in AAR’s filings with the Securities and Exchange Commission.

Contact:

Daniela Pietsch

Corporate Marketing & Communications

+1.630.227.5100

Editor@aarcorp.com

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